American Biometrics and Security, Inc.	Identica Corp.

ASSET PURCHASE AGREEMENT

This Agreement entered into this the 25 day of April, 2005 by American Biometrics and Security, Inc., a Florida corporation (hereinafter "Seller"), and Identica Corp., an Ontario, Canada corporation (hereinafter "Buyer").

WHEREAS, Seller operates a business engaged primarily in the selling of security devices; and

WHEREAS, Seller owns equipment, inventory, contract rights, and miscellaneous assets used in connection with the operations of its business; and

WHEREAS, Buyer desires to acquire substantially all of the assets used or useful, or intended to be used in the operation of Seller’s business and Seller desires to sell such assets to Buyer; and

WHEREAS, all monies referenced and described herein are expressed as United States Currency; and

WHEREAS, the Selling Shareholder is the sole shareholder of Seller;

NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.  ASSETS PURCHASED; LIABILITIES ASSUMED

1.1	ASSETS PURCHASED. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement the following assets ("Assets"):

1.1.1	All right title and interest in the exclusive distribution agreement dated September 20, 2004 between Seller and TechSphere Co., Ltd., of Seoul, Korea;

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American Biometrics and Security, Inc.	Identica Corp.

1.1.2
All inventories and supplies as listed in Schedule “A” owned by Seller together with any replacements or additions to the inventories made prior to the closing date, but excluding inventory disposed of in the ordinary course of Seller's business;

1.1.3	Seller’s Accounts Receivable;

1.1.4	Seller's goodwill;

1.1.5	Seller’s Customer Lists;

1.1.6	Seller’s Pending Orders at the time of Closing;

1.1.7	All rights contained in Seller’s resellers’ agreements Listed in Schedule “B”.

1.2
NO ASSUMPTION OF LIABILITIES. Buyer shall not be responsible for any unfilled orders from customers of Seller nor shall Buyer assume responsibility for payment of other obligations of Seller, including but not limited to, Seller's obligations under any lease, contract or account except for: (1) the Shareholder’s Loan with regards to a refundable deposit between Seller and TechSphere of Korea in the amount of one hundred and twenty thousand (120,000) dollars and agreed to refundable expenses of ten (10) thousand dollars both payable by Seller to Mr. David Clayden; (2) any liabilities relating to Seller’s resellers’ agreements listed in Schedule “B”; and, (3) any additional assumed liabilities listed in Schedule “C”.

SECTION 2. EXCLUDED ASSETS

Excluded from this sale and purchase are Seller's cash, notes receivable, prepaid accounts and any and all other assets except those listed in Schedule "A".

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American Biometrics and Security, Inc.	Identica Corp.

SECTION 3. PURCHASE PRICE FOR ASSETS

The purchase price for the assets shall be forty (40) percent of the fully diluted shares of Identica Corp. (“Shares”) and repayment of Seller’s debt to David Clayden per Section 4 below.

SECTION 4. PAYMENT OF PURCHASE PRICE

The price for the Assets shall be paid as follows:

4.1	Upon closing, forty (40) percent of the Shares of Seller and the sum of forty thousand (40,000) dollars;

4.2	Within ninety (90) days of closing, Buyer shall pay to Seller a further sum of thirty thousand (30,000) dollars;

4.3	Within ninety (90) days following the payment made in paragraph 4.2 above, Buyer shall pay to Seller an additional sum of thirty thousand (30,000) dollars;

4.4	Within ninety (90) days following the payment made in paragraph 4.3 above, Buyer shall pay to Seller the final sum of thirty thousand (30,000) dollars;

4.5	The parties agree that amounts due hereunder shall be net amounts due to Seller without regard to any interest whatsoever, whether actual, imputed or implied.

SECTION 5. OTHER AGREEMENTS

At closing, the parties shall execute the following additional agreements:

5.1	The non-competition agreement between Buyer and Seller and Seller’s Shareholder;

5.3	The Consulting Agreement between Buyer and Seller’s Shareholder.

SECTION 6. SELLER'S AND SELLING SHAREHOLDERS’ REPRESENTATIONS AND WARRANTIES

6.1
CORPORATE EXISTENCE. Seller is now and on the date of closing will be a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. Seller has all requisite corporate power and authority to own, operate and/or lease the assets, as the case may be, and to carry on its business as now being conducted.

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American Biometrics and Security, Inc.	Identica Corp.

6.2
AUTHORIZATION.  The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors and the Shareholder of Seller, and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

6.3
TITLE TO ASSETS.  Except as described in this Agreement, Seller holds good and marketable title to the assets, free and clear of restrictions on or conditions to transfer or assign, and free and clear of liens, pledges, charges or encumbrances, except that Seller shall provide an agreement from TechSphere Co., Ltd. (“TechSphere”) for the assignment to Buyer of all rights currently within the TechSphere distribution agreement with Seller.

6.4
BROKERS AND FINDERS. Neither Seller nor Selling Shareholder has employed any broker or finder in connection with the transaction contemplated by this Agreement or taken action that would give rise to valid claims against any party for a brokerage commission, finder's fee or other like payment.

6.5
TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL. The execution and delivery of this Agreement by Seller and Selling Shareholder, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the assets, and will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency, except that Seller shall provide an agreement from TechSphere Co., Ltd. (“TechSphere”) for the assignment to Buyer of the all rights currently within the TechSphere distribution agreement with Seller.

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American Biometrics and Security, Inc.	Identica Corp.

6.6
LABOR AGREEMENTS AND DISPUTES. Seller is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, in terms of employment of Seller's employees. Neither Seller nor Selling Shareholder are aware of any labor dispute(s) or labor trouble(s) involving employees of Seller.

6.7
NONCANCELABLE CONTRACTS. At the time of closing, there will be no material leases, employment contracts, contracts for services, or maintenance, or other similar contracts, existing or related to or connected with the operation of Seller's business not cancelable within thirty (30) days.

6.8
LITIGATION. Seller and Selling Shareholder have no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the assets being conveyed under this Agreement.

6.9
ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Seller or Selling Shareholder contain or will contain any untrue statements of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller and Selling Shareholder know of no fact that has resulted, or that in the reasonable judgment of Selling Shareholder will result in material change in the business, operations, or assets of Seller that has not been set forth in this Agreement or otherwise disclosed to Buyer.

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American Biometrics and Security, Inc.	Identica Corp.

SECTION 7.  REPRESENTATIONS OF BUYER

Buyer represents and warrants as follows:

7.1
CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario, Canada. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

7.2
AUTHORIZATION.  The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors and Shareholders of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer in accordance with its terms.

7.3
BROKERS AND FINDERS. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder(s)’ fee or other like payment.

7.4
ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Buyer contain or will contain any untrue statements(s) of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

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American Biometrics and Security, Inc.	Identica Corp.

SECTION 8. COVENANTS OF SELLER AND SELLING SHAREHOLDER

8.1	SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING. Seller and Selling Shareholder agree that between the date of this Agreement and the date of closing, Seller will:

8.1.1	Use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller;

8.1.2	Not assign, sell, lease or otherwise transfer or dispose of any of the assets listed in Schedule "A", except to Buyer;

8.1.3	Maintain all of its assets other than inventories in their present conditions, reasonable wear and tear and ordinary usage accepted and maintain the inventories at levels normally maintained.

8.2
ACCESS TO INFORMATION. At reasonable times prior to the closing date, Seller will provide Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts and records of Seller and furnish such additional information concerning Seller's business Buyer may from time to time reasonably request.

8.3	EMPLOYEE MATTERS.

Prior to the closing date, Seller will not, without Buyer's prior written consent, enter into any material agreements with its employees or contractors, increase the rate of compensation or bonus payable to or to become payable to any employee or effect any change in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

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American Biometrics and Security, Inc.	Identica Corp.

8.4
CONDITIONS AND BEST EFFORTS. Seller and Selling Shareholder will use their best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller and Selling Shareholder under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and to consummate and complete this Agreement.

SECTION 9. COVENANTS OF BUYER

9.1
CONDITIONS AND BEST EFFORTS. Buyer will use its best efforts to effectuate the transaction contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

9.2
CONFIDENTIAL INFORMATION. If for any reason the sale of Assets is not closed, Buyer will not disclose to third parties any confidential information received from Seller or Selling Shareholder in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 10. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

The obligation of Buyer to purchase the Assets is subject to the fulfillment, prior to or at the closing date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

10.1	REPRESENTATIONS, WARRANTIES AND COVENANTS AND SELLING SHAREHOLDER.

All representations and warranties made in this Agreement by Seller and Selling Shareholder shall be true as of the closing date as fully as those such representations and warranties had been made on or as of the closing date, and, as of the closing date, neither Seller nor Selling Shareholder shall have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

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American Biometrics and Security, Inc.	Identica Corp.

10.2	The agreement for the purchase of shares, notes and a warrant of the Buyer by Plazacorp Inc. and eRoomsystem Technologies, Inc. shall have been funded.

10.3	CONDITIONS OF THE BUSINESS. There shall have been no material adverse change in the manner in operation of Seller's business prior to the closing date.

10.4
NO SUITS OR ACTIONS. At the closing date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING SHAREHOLDER

The obligations of Seller and Selling Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the closing date, of the following condition, which may be waived in writing by Seller:

All representations and warranties made in this Agreement by Buyer shall be true as of the closing date as fully as though such representations and warranties have been made on and as of the closing date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

SECTION 12. BUYER'S ACCEPTANCE

Buyer represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion the value of the business. Buyer has not relied on any representations made by Seller other than those specified in this Agreement. Buyer further acknowledges that Seller has made no agreement or promise to repair or improve any equipment or other personal property being sold to Buyer under this Agreement, and that Buyer takes all such property in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.

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American Biometrics and Security, Inc.	Identica Corp.

SECTION 13. INDEMNIFICATION AND SURVIVAL

13.1
SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the closing of this Agreement, except that any party to whom a representation of warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty which such party had knowledge prior to closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate three (3) years from the closing date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

13.2	SELLERS AND SELLING SHAREHOLDER’S INDEMNIFICATION.

13.2.1	Seller and Selling Shareholder each hereby agree to indemnify and hold Buyer, its successors and assigns harmless from and against:

(1)
Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the closing date, except for claims, liabilities and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurance maintained by Seller, Selling Shareholder or Buyer.

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American Biometrics and Security, Inc.	Identica Corp.

(2)
Any and all damage or deficiency resulting from any material misrepresentation or breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller or the Selling Shareholder under this Agreement.

13.2.2	Seller’s and Selling Shareholder’s indemnity obligations under 13.2.1 shall be subject to the following:

(1)
If any claim is asserted against buyer that would give rise to a claim by Buyer against Seller and Selling Shareholder for indemnification under the provisions of this paragraph, the Buyer shall promptly give written notice to Selling Shareholder concerning such claim as Selling Shareholder shall, at no expense to Buyer defend the claim.

(2)	Selling Shareholder shall not be required to indemnify buyer for amount that exceeds the total purchase price paid by buyer under Section 3 of this Agreement.

13.3	BUYER’S INDEMNIFICATION. Buyer agrees to defend, indemnify and hold harmless Seller and Selling Shareholder from and against:

13.3.1
Any all claims, liabilities and obligations of every kind and description arising out of or related to the operation of the business following closing or arising out of Buyer’s faith to perform obligations of Seller assumed by buyer pursuant to this Agreement.

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American Biometrics and Security, Inc.	Identica Corp.

13.3.2	Any all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

SECTION 14. CLOSING

14.1
TIME AND PLACE. This Agreement shall be closed at the offices of Identica Corp. 130 Bridgeland Avenue, Suite 100, Toronto, Ontario Canada M6A 1Z4 on or before the 15th day of May 2005, or such other time as the parties may agree in writing. If the closing has not occurred on or before May 30th, 2005, then either party may elect to terminate this Agreement. If, however, the closing has not occurred because of a breech of contract by one or more of the parties, the breaching party or parties shall remain liable for breech of contract.

14.2	OBLIGATIONS OF SELLERS AND SELLING SHAREHOLDER AT CLOSING. The closing, Seller and Selling Shareholders shall deliver to buyer the following:

14.2.1
Bills of Sale, Assignments, properly endorsed Certificates of Title, and other instruments of transfer, and form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the assets to Buyer.

14.2.2	Non-competition agreements referenced in Section 5.

14.2.3	Such other certificates and documents as may be called for by the provisions of this Agreement.

14.3	OBLIGATIONS OF BUYER AT CLOSING. At closing Buyer shall deliver to Seller the following:

14.3.1	Shares as defined in Section 3 above;

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American Biometrics and Security, Inc.	Identica Corp.

14.3.2	Forty thousand (40,000) dollars, plus a Note and payment schedule for the balance of ninety thousand (90,000) dollars;

14.3.3	Such other certificates and documents as may be called for by the provisions of this Agreement.

SECTION 15. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

15.1
BOOKS AND RECORDS. This sale does not include the books of account and records of Seller's business. However, possession and custody of such books and records, except for Seller's general ledger, may be retained by Buyer for a period of six (6) months. During this period, Seller or its agents shall have access to such books and records and may make copies thereof. Buyer will exercise reasonable care in the safekeeping of such records. Seller shall retain its general ledger but shall make it available for inspection by Buyer from time to time upon reasonable request.

15.2
SELLER'S RIGHT TO PAY. In the event Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that Buyer is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Buyer will reimburse Seller for any such payment immediately upon Seller's demand, together with interest at the same rate provided in the Note from the date of Seller's payment until Buyer reimburses Seller. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Buyer's default for failure to make the payments.

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American Biometrics and Security, Inc.	Identica Corp.

SECTION 16. BULK SALES ACT.

Buyer waives compliance by Seller with the Bulk Sales Act, if any (the “Act”). In the event any creditor of Seller claims the benefit of the Bulk Sales Act as against Buyer or any of the assets being conveyed to Buyer under this Agreement, Seller and Selling Shareholders shall immediately pay or otherwise satisfy such claim or undertake its defense. Seller and Selling Shareholders shall indemnify and hold Buyer harmless from and against any and all loss, expense, or damage resulting from the failure to comply with the Bulk Transfer law. If Seller fails to comply with the provision of this Section 16 and Buyer is required to pay any creditor of Seller in order to protect the property purchased under this agreement from claims or liens of Seller's creditors, except those assumed by Buyer, the Buyer may offset the amount it pays against the balance due Seller by furnishing to the Seller proof of such payment in the form of a receipt from the creditor involved.

SECTION 17. TERMINATION OF AGREEMENT

17.1	BY MUTUAL CONSENT. This Agreement may be terminated by mutual written consent of Buyer and Seller.

17.2	BREACH OF REPRESENTATIONS AND WARRANTIES; FAILURE OF CONDITIONS. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if;

17.2.1
The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within fifteen (15) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the closing date, whichever first occurs.

17.2.2
All of the conditions precedent of the terminating party's obligations under this Agreement as set forth in either Section 10 or 11, as the case may be, have not occurred and have not been waived by the terminating party on or prior to the closing date.

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American Biometrics and Security, Inc.	Identica Corp.

17.3
CLOSING NOTWITHSTANDING THE RIGHT TO TERMINATE. The party with a right to terminate this Agreement pursuant to Section 17.2.1 or 17.2.2 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

SECTION 18. MISCELLANEOUS

18.1	The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

18.2
Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

SELLER:	BUYER:
American Biometrics and Security, Inc.	Identica Corp.
9853 Tamiami Trail, Suite 226	130 Bridgeland Avenue, Suite 100
Naples, Florida 34108 USA	Toronto, Ontario M6A 1Z4 Canada

All notices and other communications shall be deemed to be given at the expiration of three (3) days after the date of mailing. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties as provided above.

18.3
In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party or parties for all costs and expenses reasonably incurred by the non-defaulting party or parties in connection with the default, including without limitation attorney fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

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American Biometrics and Security, Inc.	Identica Corp.

18.4
No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

18.5	This Agreement shall be governed by and shall be construed in accordance with the laws of the Province of Ontario.

18.6
This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

Witness the signatures of the parties this the 25th day of April, 2005.

American Biometrics and Security, Inc.:	Identica Corp.:

BY:
BY:
David Clayden	Terry Wheeler
Name	Name

-/s/ David Clayden	/s/ Terry Wheeler
Signature	Signature

SELLING SHAREHOLDER:

David Clayden

/s/ David Clayden
Signature

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